Exhibit 4.6

NOTICE OF GRANT OF OPTION FOR SHARES OF COUCHBASE, INC.

COMMON STOCK

Couchbase, Inc., a Delaware corporation (together with any successor thereto, the “Company”), has granted to Grantee a nonqualified stock option (the “Option”) to purchase on or prior to the Expiration Date, or such earlier date as is specified herein, all or any part of the number of shares of Common Stock, par value $0.0001 per share, of the Company (“Common Stock”) indicated below (the “Option Shares”), at the Option Exercise Price per share, subject to the terms and conditions set forth in this Notice of Grant of Option for Shares of Couchbase, Inc. Common Stock (the “Grant Notice”) and the attached Option Agreement for Shares of Couchbase, Inc. Common Stock (collectively, the “Agreement”).

Name of Grantee:	Kindred Partners, LLC (the “Grantee”)

No. of Option Shares:	101,617 Shares of Common Stock

Grant Date:	April 24, 2017

Vesting Commencement Date:	April 1, 2017 (the “Vesting Commencement Date”)

Expiration Date:	April 1, 2027 (the “Expiration Date”)

Option Exercise Price/Share:	$2.19 (the “Option Exercise Price”)

Vesting Schedule:	50% of the Option Shares shall vest and become exercisable on the Vesting Commencement Date. Thereafter, the remaining 50% of the Option Shares shall vest and become exercisable on the two-year anniversary of the Vesting Commencement Date. Notwithstanding the foregoing, in the event a Change in Control or an Initial Public Offering is consummated prior to the two-year anniversary of the Vesting Commencement Date, 100% of the then-outstanding and unvested Option Shares shall vest in full and become immediately exercisable immediately prior to such Change in Control or upon such Initial Public Offering, as applicable.

OPTION AGREEMENT FOR SHARES OF

COUCHBASE, INC. COMMON STOCK

All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Grant Notice.

1. Vesting and Exercisability.

(a) The Option shall become exercisable as the Option Shares become vested. No Option Shares may be exercised prior to the time they are vested.

(b) Except as set forth below, and subject to the determination of the Company in its sole discretion to accelerate the vesting schedule hereunder, the Option Shares shall be vested on the respective dates indicated below:

(i) All Option Shares shall initially be unvested.

(ii) The Option Shares shall vest in accordance with the Vesting Schedule set forth in the Grant Notice.

(c) The Option may be exercised, to the extent the Option Shares are vested, until the Expiration Date.

2. Exercise of Option.

(a) Grantee may exercise the Option only in the following manner: Prior to the Expiration Date, Grantee may deliver an option exercise notice (an “Exercise Notice”) in the form of Appendix A attached hereto indicating its election to purchase some or all of the vested Option Shares along with cash, a check or other consideration acceptable to the Company for the aggregate Option Exercise Price (including, without limitation, through a “net exercise” arrangement pursuant to which the Company will reduce the number of Option Shares issuable upon exercise by the largest whole number of Option Shares with a Fair Market Value that does not exceed the aggregate Option Exercise Price or if a public market for the Company’s Shares exists, through a “same day sale” commitment from Grantee and a broker-dealer that is a member of a financial industry regulatory authority, such as the New York Stock Exchange (each, a “Dealer”), whereby Grantee irrevocably elects to exercise the Option and to sell a portion of the Option Shares so purchased sufficient to pay the aggregate Option Exercise Price, and whereby the Dealer irrevocably commits upon receipt of such Option Shares to forward the aggregate Option Exercise Price directly to the Company). Such Exercise Notice shall specify the number of Option Shares to be purchased.

(b) Notwithstanding any other provision hereof, no portion of the Option shall be exercisable after the Expiration Date.

(c) Upon the exercise of the Option, the Company shall issue a certificate or certificates for the Option Shares to the Grantee, or shall make the appropriate book entry, if applicable.

(d) The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Option may not be exercised as to fewer than one hundred (100) Option Shares unless it is exercised as to all Option Shares as to which the Option is then exercisable.

3. Transferability of Option. The Agreement and the Option are personal to Grantee and are not transferable or assignable by Grantee other than by will or by the laws of descent and distribution, and by instrument to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a-l(e), and may be exercised during the lifetime of Grantee only by Grantee or in the event of Grantee’s incapacity, by Grantee’s legal representative. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Grantee.

4. Restrictions on Transfer of Option Shares. The Option Shares acquired upon exercise of the Option shall be subject to the provisions contained in the Agreement and, without limitation, the following restrictions and other limitations:

(a) Restricted Securities.

(i) No Transfer Unless Registered or Exempt. Grantee understands that Grantee may not transfer any Option Shares unless such Option Shares are registered under the Securities Act or qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Grantee understands that only the Company may file a registration statement with the Securities and Exchange Commission and that the Company is under no obligation to do so with respect to the Option Shares. Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit Grantee to transfer all or any of the Option Shares in the amounts or at the times proposed by Grantee.

(ii) Securities and Exchange Commission Rule 144. In addition, Grantee has been advised that Securities and Exchange Commission Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Option Shares and, in any event, requires that the Option Shares be held for a minimum of one year, and in certain cases two years, after they have been purchased and paid for (within the meaning of Rule 144). Grantee understands that Rule 144 may indefinitely restrict transfer of the Option Shares so long as Grantee remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available.

(iii) Securities and Exchange Commission Rule 701. Option Shares that are issued pursuant to Securities and Exchange Commission Rule 701 promulgated under the Securities Act may become freely tradeable by non-affiliates (under limited conditions regarding the method of sale) 90 days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission, subject to the lengthier market standoff agreement contained in herein or in any other agreement entered into by Grantee. Affiliates must comply with the provisions (other than the holding period requirements) of Rule 144.

(b) Restrictions on Transfers.

(i) Disposition of Shares. Grantee hereby agrees that Grantee shall make no disposition of the Option Shares (other than as permitted by herein) unless and until:

(A) Grantee shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

(B) Grantee shall have complied with all requirements of the Agreement applicable to the disposition of the Option Shares;

(C) Grantee shall have provided the Company with written assurances, in form and substance satisfactory to counsel for the Company, that (i) the proposed disposition does not require registration of the Option Shares under the Securities Act or (ii) all appropriate actions necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) have been taken; and

(D) Grantee shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Option Shares pursuant to the provisions of Section 25102(o) of the California Corporations Code and any rules (including commissioner rules, if applicable) or regulations promulgated thereunder by the California Department of Corporations (the “Regulations”).

(ii) Restriction on Transfer. Grantee shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Option Shares which are subject to the Company’s Right of First Refusal described below, except as permitted herein.

(iii) Transferee Obligations. Each person (other than the Company) to whom the Option Shares are transferred by means of one of the permitted transfers specified herein must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of the Agreement and that the transferred Option Shares are subject to (A) the Company’s Right of First Refusal granted hereunder and (B) the market stand-off provisions herein, to the same extent such Option Shares would be so subject if retained by Grantee.

(c) Market Standoff Agreement. Grantee agrees in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, Grantee will not sell or otherwise dispose of any Option Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify. Grantee further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing.

(d) Company’s Right of First Refusal. Unvested Option Shares may not be sold or otherwise transferred by Grantee without the Company’s prior written consent. Before any vested Option Shares held by Grantee or any transferee of such vested Option Shares (either sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including, without limitation, a transfer by gift or operation of law), the Company and/or its assignee(s) will have a right of first refusal to purchase the vested Option Shares to be sold or transferred (the “Offered Shares”) on the terms and conditions set forth in this Section (the “Right of First Refusal”).

(i) Notice of Proposed Transfer. The Holder of the Offered Shares will deliver to the Company a written notice (the “Notice”) stating: (A) the Holder’s bona fide intention to sell or otherwise transfer the Offered Shares; (B) the name and address of each proposed purchaser or other transferee (the “Proposed Transferee”); (C) the number of Offered Shares to be transferred to each Proposed Transferee; (D) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Shares (the “Offered Price”); and (E) that the Holder acknowledges this Notice is an offer to sell the Offered Shares to the Company and/or its assignee(s) pursuant to the Company’s Right of First Refusal at the Offered Price as provided for in the Agreement.

(ii) Exercise of Right of First Refusal. At any time within 30 days after the date of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all (or, with the consent of the Holder, less than all) the Offered Shares proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price, determined as specified below.

(iii) Purchase Price. The purchase price for the Offered Shares purchased under this Section will be the Offered Price, provided that if the Offered Price consists of no legal consideration (as, for example, in the case of a transfer by gift) the purchase price will be the fair market value of the Offered Shares as determined in good faith by the Board. If the Offered Price includes consideration other than cash, then the value of the non-cash consideration, as determined in good faith by the Board, will conclusively be deemed to be the cash equivalent value of such non-cash consideration.

(iv) Payment. Payment of the purchase price for the Offered Shares will be payable, at the option of the Company and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding purchase money indebtedness owed by the Holder to the Company (or to such assignee, in the case of a purchase of Offered Shares by such assignee) or by any combination thereof. The purchase price will be paid without interest within 60 days after the Company’s receipt of the Notice, or, at the option of the Company and/or its assignee(s), in the manner and at the time(s) set forth in the Notice.

(v) Holder’s Right to Transfer. If all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Offered Shares to each Proposed Transferee at the Offered Price or at a higher price, provided that (A) such sale or other transfer is consummated within 120 days after the date of the Notice, (B) any such sale or other transfer is effected in compliance with all applicable securities laws, and (C) each Proposed Transferee agrees in writing that the provisions of this Section will continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described in the Notice are not transferred to each Proposed Transferee within such 120 day period, then a new Notice must be given to the Company pursuant to which the Company will again be offered the Right of First Refusal before any Option Shares held by the Holder may be sold or otherwise transferred.

(vi) Exempt Transfers. Notwithstanding anything to the contrary in this Section, the following transfers of vested Option Shares will be exempt from the Right of First Refusal:

(A) the transfer of any or all of the vested Option Shares during Grantee’s lifetime by gift or on Grantee’s death by will or intestacy to Grantee’s “Immediate Family” or to a trust for the benefit of Grantee or Grantee’s Immediate Family, provided that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Section will continue to apply to the transferred vested Option Shares in the hands of such transferee or other recipient. As used herein, “Immediate Family” will mean Grantee’s spouse, the lineal descendant or antecedent, father, mother, brother or sister, child, adopted child, grandchild or adopted grandchild of the Grantee or the Grantee’s spouse, or the spouse of any of the above or Spousal Equivalent. As used herein, a person is deemed to be a “Spousal Equivalent” provided the following circumstances are true: (1) irrespective of whether or not Grantee and the Spousal Equivalent are the same sex, they are the sole spousal equivalent of the other for the last 12 months, (2) they intend to remain so indefinitely, (3) neither are married to anyone else, (4) both are at least 18 years of age and mentally competent to consent to contract, (5) they are not related by blood to a degree of closeness that which would prohibit legal marriage in the state in which they legally reside, (6) they are jointly responsible for each other’s common welfare and financial obligations, and (7) they reside together in the same residence for the last 12 months and intend to do so indefinitely.

(B) any transfer of vested Option Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations (except that, the Right of First Refusal will continue to apply thereafter to such vested Option Shares, in which case the surviving corporation of such merger or consolidation shall succeed to the rights of the Company under this Section unless the agreement of merger or consolidation expressly otherwise provides); or

(C) any transfer of vested Option Shares pursuant to the winding up and dissolution of the Company.

(vii) Termination of Right of First Refusal. The Right of First Refusal will terminate as to all Option Shares (A) on the effective date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (other than a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan) or (B) on any transfer or conversion of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations if the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Exchange Act.

(viii) Encumbrances on Vested Option Shares. Grantee may grant a lien or security interest in, or pledge, hypothecate or encumber vested Option Shares only if each party to whom such lien or security interest is granted, or to whom such pledge, hypothecation or other encumbrance is made, agrees in a writing satisfactory to the Company that: (A) such lien, security interest, pledge, hypothecation or encumbrance will not apply to such vested Option Shares after they are acquired by the Company and/or its assignees under this Section; and (B) the provisions of this Section will continue to apply to such vested Option Shares in the hands of such party and any transferee of such party. Grantee may not grant a lien or security interest in, or pledge, hypothecate or encumber, any unvested Option Shares.

(e) Rights as a Stockholder. Subject to the terms and conditions of the Agreement, Grantee will have all of the rights of a stockholder of the Company with respect to the Option Shares from and after the date that Option Shares are issued to Grantee until such time as Grantee disposes of the Option Shares or the Company and/or its assignee(s) exercise(s) the Right of First Refusal. Upon an exercise of the Right of First Refusal, Grantee will have no further rights as a holder of the Option Shares so purchased upon such exercise, other than the right to receive payment for the Option Shares so purchased in accordance with the Agreement, and Grantee will promptly surrender the stock certificate(s) evidencing the Option Shares so purchased to the Company for transfer or cancellation.

(f) Escrow. As security for Grantee’s faithful performance of the Agreement, Grantee agrees, immediately upon receipt of the stock certificate(s) evidencing the Option Shares, to deliver such certificate(s), together with the stock powers executed by Grantee and by Grantee’s spouse, if any (with the date and number of Option Shares left blank), to the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) and stock powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Option Shares as are in accordance with the terms of the Agreement. Grantee and the Company agree that Escrow Holder will not be liable to any party to the Agreement (or to any other party) for any actions or omissions unless

Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under the Agreement. Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by the Agreement. The Option Shares will be released from escrow upon termination of the Right of First Refusal.

(g) Restrictive Legends and Stop-Transfer Orders.

(i) Legends. Grantee understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Option Shares, together with any other legends that may be required by state or U.S. Federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Optionee and the Company or any agreement between Optionee and any third party:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER: INCLUDING THE RIGHT OF FIRST REFUSAL HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN A STOCK OPTION EXERCISE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS INCLUDING THE RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A 180 DAY MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF ANY PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

(ii) Stop-Transfer Instructions. Grantee agrees that, to ensure compliance with the restrictions imposed by the Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(iii) Refusal to Transfer. The Company will not be required (A) to transfer on its books any Option Shares that have been sold or otherwise transferred in violation of any of the provisions of the Agreement or (B) to treat as owner of such Option Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Option Shares have been so transferred.

5. Adjustment of Shares. In the event that the number of outstanding shares of the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Option Shares and (b) the Option Exercise Price will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of an Option Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of an Option Share or will be rounded down to the nearest whole Option Share, as determined by the Board; and provided, further, that the Exercise Price may not be decreased to below the par value of the Shares.

6. Change in Control. In the event of a Change in Control, any or all of the outstanding Option may be assumed, converted or replaced by the successor or acquiring corporation (if any), which assumption, conversion or replacement will be binding on Grantee. In the alternative, the successor or acquiring corporation may substitute an equivalent option or provide substantially similar consideration to Grantee as was provided to stockholders of the Company (after taking into account the existing provisions of the Option). In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute the Option, then notwithstanding any other provision in the Agreement to the contrary, such Option will expire on such transaction at such time and on such conditions as the Board will determine.

7. Miscellaneous Provisions.

(a) Administration. The Agreement will be administered by the Board. Subject to the general purposes, terms and conditions of the Agreement, the Board will have full power to implement and carry out the Agreement.

(b) Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of the Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of the Agreement.

(c) Change and Modifications. The Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and Grantee.

(d) Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

(e) Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of the Agreement and shall not be considered in the interpretation of the Agreement.

(f) Saving Clause. If any provision(s) of the Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(g) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(h) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign the Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(i) Counterparts. For the convenience of the parties and to facilitate execution, the Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

(j) Integration. The Agreement constitutes the entire agreement between the parties with respect to the Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

(k) Section 409A. This Option is intended to be exempt from Section 409A, and any ambiguity with respect thereto shall be interpreted in such a way that the Option shall remain exempt from Section 409A, however, Grantee and each Holder acknowledge and agree that Grantee (or Holder) shall be solely responsible for any taxes, penalties or other expenses imposed by operation of Section 409A of the Code with respect to the Agreement or the Option.

8. Dispute Resolution.

(a) Except as provided below, any dispute arising out of or relating to the Option, the Agreement, or the breach, termination or validity of the Option or the Agreement, shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the “J.A.M.S. Rules”). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Santa Clara County, California.

(b) The arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party to the arbitration shall provide to the other, no later than seven business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages, and each party hereby irrevocably waives any claim to such damages.

(c) The Company, Grantee, each party to the Agreement and any other holder of Stock issued pursuant to the Agreement (each, a “Party”) covenants and agrees that such party will participate in the arbitration in good faith. This Section 8 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

(d) Each Party (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each Party hereby consents to service of process by registered mail at the address to which notices are to be given. Each Party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other Party. Final judgment against any Party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

9. Defined Terms.

(a) “Acquiring Stockholder” means a stockholder or stockholders of the Company that (i) merges or combines with the Company in a Combination Transaction or (ii) owns or controls a majority of another corporation that merges or combines with the Company in a Combination Transaction.

(b) “Board” means the Board of Directors of the Company.

(c) “Change in Control” shall mean the consummation of (i) a dissolution or liquidation of the Company, (ii) any reorganization, consolidation, merger or similar transaction or series of related transactions (each, a “Combination Transaction”) in which the Company is a constituent corporation or is a party if, as a result of such combination transaction, the voting securities of the Company that are outstanding immediately prior to the consummation of such combination transaction (other than any such securities that are held by an Acquiring Stockholder) do not represent, or are not converted into, securities of the surviving corporation of such combination transaction (or such surviving corporation’s parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such combination transaction, together possess at least 50% of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such combination transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Stockholder; or (iii) a sale of all or substantially all of the assets of the Company, that is followed by the distribution of the proceeds to the Company’s stockholders.

(d) “Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(f) “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows: (A) if such Common Stock is then publicly traded on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal; (B) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine); or (C) if none of the foregoing is applicable to the valuation in question, by the Board in good faith.

(g) “Initial Public Offering” means the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of its equity securities, as a result of or following which the Shares shall be publicly held.

(h) “Person” shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

(i) “Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

(j) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(k) “Shares” means shares of Common Stock of the Company.

10. Grantee Representations. In connection with the issuance of the Option and any acquisition of Option Shares hereunder, Grantee hereby represents and warrants to the Company that such Grantee:

(a) is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect;

(b) is acquiring and will hold the Option Shares for investment for its, his or her account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act;

(c) understands that neither the Option nor the Option Shares have been registered under the Securities Act by reason of a specific exemption therefrom and that the Option Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or such Person obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required;

(d) acknowledges and understands that the Company is under no obligation to register the Option Shares.

(e) is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions and acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future;

(f) will not sell, transfer or otherwise dispose of the Option Shares in violation of the Securities Act, the Exchange Act, or the rules promulgated thereunder, including Rule 144 under the Securities Act;

(g) agrees that he, she or it will not dispose of the Option Shares unless and until he, she or it has complied with all requirements of the Agreement applicable to the disposition of Option Shares and has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Option Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Option Shares under state securities law;

(h) has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Option Shares, and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Option Shares; and

(i) is aware that an investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss and is able, without impairing his, her or its financial condition, to hold the Option Shares for an indefinite period and to suffer a complete loss of any investment in the Option Shares.

[SIGNATURE PAGE FOLLOWS]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

COUCHBASE, INC.

By:
Name:
Title:

Address:

The undersigned acknowledges that it has read and reviewed the Agreement and has had an opportunity to consult with its legal counsel concerning the terms and conditions of the Agreement, including without limited to representations and warranties made by Grantee herein. This Agreement is hereby accepted, and the terms and conditions of the Agreement, SPECIFICALLY INCLUDING THE ARBITRATION PROVISIONS IN SECTION 8 OF THIS AGREEMENT, are hereby agreed to, by the undersigned as of the date first above written.

GRANTEE:

Kindred Partners, LLC

By:
Name:
Title:

Address:

Appendix A

OPTION EXERCISE NOTICE

Couchbase, Inc.

Attention: [Name]

2440 West El Camino Real

Suite 101

Mountain View, CA 94040

Pursuant to the terms of the Option Agreement for Shares of Couchbase, Inc. Common Stock by and between the undersigned and Couchbase, Inc. the “Company”) dated __________, 2017 (the “Agreement”), Grantee, hereby [Circle One] partially/fully exercises such Option by including herein payment in the amount of $______ representing the purchase price for [Fill in number of Option Shares] _______ Option Shares. Grantee has chosen the following form(s) of payment:

[ ] 1.	Cash

[ ] 2.	Certified or bank check payable to Couchbase, Inc.

[ ] 3.

By a “net exercise” arrangement pursuant to which the Company will reduce the number of Option Shares issuable upon exercise by the largest whole number of Option Shares with a Fair Market Value that does not exceed the aggregate exercise price.

[ ] 4.

If a public market for Shares exists, through a “same day sale” commitment from Grantee and a Dealer, whereby Grantee irrevocably elects to exercise the Option and to sell a portion of the Option Shares so purchased sufficient to pay the aggregate exercise price, and whereby the Dealer irrevocably commits upon receipt of such Option Shares to forward the aggregate exercise price directly to the Company.

[ ] 5.	Such other form as permitted by the Company in writing.

In connection with Grantee’s exercise of the Option as set forth above, Grantee hereby represents and warrants to the Company as follows:

(i) Grantee is purchasing the Option Shares for its own account for investment only, and not for resale or with a view to the distribution thereof.

(ii) Grantee has had such an opportunity as it deemed adequate to obtain from the Company such information as is necessary to permit it to evaluate the merits and risks of Grantee’s investment in the Company and have consulted with its own advisers with respect to its investment in the Company.

(iii) Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Option Shares and to make an informed investment decision with respect to such purchase.

(iv) Grantee can afford a complete loss of the value of the Option Shares and is able to bear the economic risk of holding such Option Shares for an indefinite period of time.

(v) Grantee understands that the Option Shares may not be registered under the Securities Act or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirement thereof). Grantee further acknowledges that certificates representing Option Shares will bear restrictive legends reflecting the foregoing and/or that book entries for uncertificated Option Shares will include similar restrictive notations.

(vi) Grantee has read and understands the Agreement and acknowledges and agrees that the Option Shares are subject to all of the relevant terms of the Agreement, including without limitation, the transfer restrictions set forth in the Agreement.

(vii) Grantee understands and agrees that the Company has a right of first refusal with respect to the Option Shares pursuant to the Agreement.

(viii) Grantee understands and agrees that Grantee may not sell or otherwise transfer or dispose of the Option Shares for a period of time following the effective date of a public offering by the Company as described in the Agreement.

(ix) Grantee hereby reaffirms the representations made pursuant to Section 10 of the Agreement.

GRANTEE:

Kindred Partners, LLC

By:
Name:
Title:

Address: